Exhibit 16.1

May 22, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read India Globalization Capital Inc.'s statements included under Item 4.01(a) of its Form 8-K/A, and we agree with such statements concerning our firm.

/s/ McGLADREY & PULLEN, LLP
McGLADREY & PULLEN, LLP